                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1999, except for Note 12, for which the date is April 30, 1999, relating to the financial statements which appears in the registration statement on Form S-1 of (File No. 333-72935). We also consent to the incorporation by reference of our report dated February 24, 1999 relating to the financial statement schedules, which appears in such Registration Statement on Form S-1.

/s/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
June 16, 1999